SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                            EQUITABLE RESOURCES, INC.











                         Effective Date: January 1, 1989


                             As Amended and Restated

                            Through October 20, 1995

      I.   EFFECTIVE DATE OF PLAN

           1.1. EFFECTIVE DATE. The effective date of the Plan is January 1, 1989.

   II.     DEFINITIONS

           2.1 AFFILIATED COMPANY: Any company which is wholly-owned or less than wholly-owned but is controlled by the Company, and any other organization so designated by the Company.

           2.2 BENEFICIARY: The spouse or other beneficiary entitled to a benefit under the applicable Qualified Plan in the event of the death of a participant in such Qualified Plan.

           2.3  COMPANY:   Equitable   Resources,   Inc.,   or  any
                corporation which succeeds to the position of Equitable Resources, Inc.

           2.4 INTERNAL REVENUE CODE: The Internal Revenue Code, as amended, or as it may be amended from time to time, and any regulations issued thereunder.

           2.5 PARTICIPANT: All salaried employees of the Company or Affiliated Company who participate in a Qualified Plan, who are deemed part of a select group of management or highly compensated employees, and who are chosen to participate in the Plan by the Compensation Committee of the Company's Board of Directors. A Participant may be also referred to as "a Member" herein.

           2.6 PLAN: The Equitable Resources, Inc. Supplemental Executive Retirement Plan as set forth herein, and as may be hereafter amended.

           2.7 QUALIFIED PLAN: Any defined benefit pension plan of the Company or an Affiliated Company which is
                qualified   under   Section  401  of  the  Internal
                Revenue Code.

           2.8 Capitalized terms not defined herein shall have the meaning given to such terms in the Retirement Plan for Non-Union
                Employees of Equitable Resources, Inc., Equitable Resources Energy Company, Equitrans, Inc. and Equitable Resources Marketing Company, as amended and restated.

      III. PLAN BENEFIT

           3.1 The monthly benefit payable to any individual Participant shall be an amount equal to the sum of (a) [reduced by (b) and (c)] follows:

                (a) The amount of retirement benefit that would have been payable to the Participant under any Qualified Plan in which he participates if that Qualified Plan

                     (1) had provided a retirement benefit without regard to any applicable maximum benefit limitations under
                          Section 415 of the Internal Revenue Code or any limitation as to the maximum amount of annual compensation which may be taken into account under
                          Section 401(a)(17) of the Internal Revenue Code or any limitation on the maximum number of years of a Participant's service for which an unrestricted amount of benefit accruals may be taken into account under
                          Section 401(1) of the Internal Revenue Code; and

                     (2)  had  included  payments  made  under  the
                          Company's       Short-Term      Incentive
                          Compensation Plan in its definition of Compensation.

                                   reduced by

                (b) The amount of retirement benefit payable to the Participant under any Qualified Plan in which he participates taking into account any applicable maximum benefit limitations under Sections 415, 401(a)(17) and 401(1) of the Internal Revenue Code; and

                (c) The amount of retirement benefit payable to the Participant under the Company's Supplemental Pension Plan.

           3.2 The Company's Employee Pension Committee (the "Committee") may, in its sole discretion, award any Participant additional service under this Plan for periods of employment with prior employers, and any such additional service shall be counted under this Plan toward benefits otherwise payable under any Qualified Plan for both vesting and benefit accrual purposes. In determining whether or not to award additional service credit for periods of prior employment, the Committee shall consider the individual facts and circumstances and shall have no duty to arrive at the same or similar determination based on the Committee's action in a prior or subsequent case.


      IV.  FORM OF PAYMENT OF BENEFITS

           4.1 NORMAL FORM: The normal form of retirement benefit shall be a single life annuity, payable monthly, for the life of the Member. If a Member dies prior to the receipt of the full actuarial value of such annuity determined at the time of retirement, the remaining value of the annuity shall be paid in a lump sum to the Member's beneficiary or to the Member's estate if the beneficiary should predecease the Member.

           4.2 QUALIFIED JOINT AND SURVIVOR ANNUITY: If a Member is married on the later of his applicable Retirement Date or the date his retirement benefit payments commence under the Plan, his retirement benefit payment shall be in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of the normal form of retirement benefit payment. A Member who would receive the Qualified Joint Survivor Annuity as provided herein may elect to receive his retirement benefit in the normal form or in one of the following survivorship optional forms and any such election shall be an affirmative election not to receive his benefit in the Qualified Joint and Survivor Annuity form; provided, however, that any such election shall be made prior to the commencement of a Member's services with the Company for which benefits are to be provided under this Plan; and provided that any such election (other than an election to make the spouse a Joint Annuitant pursuant to Section 4.3 to receive a monthly benefit after the death of the Member equal to 75% or 100% of the pension paid to the Member) made after December 31, 1984 shall be effective only if the Member obtains his spouse's consent thereto. If both the Member and his Beneficiary die prior to their joint receipt of the full actuarial value of such annuity determined at the time of retirement, the remaining value of the annuity shall be paid to the Member's estate.

           4.3 SURVIVORSHIP OPTIONS: A Member may elect in the manner hereinafter provided to have the value of his retirement benefit payment apply to the payment of a reduced pension to him during his life, and after his death to his designated surviving Joint Annuitant in an amount equal to 100% of, or 75% of, or 50% of, or 25% of such reduced pension. The reduced pensions to be paid to the Member and to the surviving Joint Annuitant shall be determined on the basis of actuarial values selected by the Committee according to the ages of the Member and of the Member's designated Joint Annuitant at the time the Member retires. If both the Member and his Beneficiary die prior to their joint receipt of the full actuarial value of such annuity determined at the time of retirement, the remaining value of the annuity shall be paid to the Member's estate.

                In order for an effective election of an optional form of benefit to be made hereunder, the following requirements must be met. The present value of benefit payments to be made to the Member determined as of the date benefit payments will commence must exceed fifty percent (50%) of the present value of all payments to be made under the option, except where the designated Joint Annuitant is the Member's spouse. The Member must furnish all information requested by the Committee at the times and in the form and manner required by it, including specific designation of the percentage of the benefit payable to the Member under the option which is to be paid to the Joint Annuitant. A Member may designate only one Joint Annuitant with respect to his election of an option. Any election shall be made prior to the commencement of a Member's services with the Company for which benefits are to be provided under this Plan.

           4.4  PRE-RETIREMENT SPOUSE'S BENEFIT:

                (a)  DEATH  ON  OR  AFTER   AGE   FIFTY-FIVE   OR
                     --------------------------------------------
                     COMPLETION  OF  TWENTY-FIVE  YEARS:  Effective
                     ----------------------------------
                     on and after March 1, 1985, if a Member who is married on the date of his death and who has attained age fifty-five or completed twenty-five years of Continuous Service dies while actively employed by the Company, his spouse shall receive a benefit, payable in the form of a single life annuity, in an amount equal to fifty percent (50%) of the Member's Accrued Benefit determined as of the first day of the calendar month in which he died but without reduction for age due to benefit commencement prior to the date such Member would have attained age sixty-five, if applicable.

                (b)  ELIGIBILITY    FOR    ALTERNATIVE    BENEFITS:
                     ---------------------------------------------
                     Effective on and after August 23, 1984, if a Member who is credited with at least one hour of service (or one hour of paid leave) on or after August 23, 1984, is legally married on the date of his death (a "Qualified Spouse") and who has ten (10) or more years of Continuous Service and a nonforfeitable right to a benefit under the Plan, and who dies prior to said benefit's annuity starting date, his Qualified Spouse shall receive the Survivor's Benefit provided herein in an amount determined in paragraph (c).

                (c) AMOUNT: The amount of the Survivor's Benefit payable in the form of a life annuity to the surviving Qualified Spouse of Members
                     satisfying   (b)   shall   equal  (1)  or  (2)
                     whichever applies:

                     (1) DEATH ON OR AFTER AGE FIFTY-FIVE OR COMPLETION OF TWENTY-FIVE YEARS OF SERVICE: An amount computed in accordance with Section 4.4(a) without regard to whether the Member dies while actively employed by the Company.

                     (2) DEATH BEFORE AGE FIFTY-FIVE OR COMPLETION OF TWENTY-FIVE YEARS OF SERVICE: An amount equal to the survivor's portion of the Qualified Joint and Survivor Annuity which the Member would have received computed as if he had terminated employment with the Company on the date of his death with a Deferred Vested Benefit, survived to age Fifty-Five (55) and made an election under a Qualified Plan for immediate commencement of benefit payments subject to the reduction, if any, provided in such Qualified Plan for early commencement of benefit payments, commenced receipt of his Deferred Vested Benefit in the form of said Qualified Joint and Survivor Annuity on the first day of the next month and then died the next day.

           4.5 COMMENCEMENT AND TERMINATION OF BENEFIT: Retirement benefits shall commence on the Member's Retirement Date. The Survivor Annuity payable to a spouse and the Survivor Annuity payable to the Member's designated Joint Annuitant shall commence on the first day of the month next succeeding the month in which the Member's death occurs. The pre-retirement spouse's benefit payable under Section 4.4 above shall commence on the first day of the month next succeeding the month in which the Member would have attained age fifty-five (55) or the month which he died, whichever is the later to occur. All benefit payments shall cease with payment due immediately preceding the date of death of the last person entitled to benefits under the form of benefit payment being made. Notwithstanding the foregoing, in the event no effective election of a date for commencement of benefits is made by a Member, the payment of benefits hereunder shall commence within thirty (30)days after the close of the Plan Year in which occurs the latest of:

                (a) attainment of the Member's Normal Retirement Date or if the Member is not an employee his sixty-fifth (65) birthday;

                (b) the Member's termination of employment with the Company; provided, however, the retirement benefit payments under the Plan shall commence no later than April 1 of the calendar year following the calendar year in which the Member retires.

                At the first day of the month succeeding the month in which such Member's sixty-fifth (65) birthday occurred, in the event the whereabouts of a Member whose only entitlement is to a Deferred Vested Benefit are not known, a reasonable effort will be made by the Committee to locate such Member. In the event the Member cannot be located, the Member's benefit payments shall be held by the Plan until the earlier of the time the whereabouts of the Member are made known to the Committee by the Member or his lawful agent or seven (7) years subsequent to his Normal Retirement Date, after which such Member shall be presumed dead and any other benefit which becomes payable by reason of such death under the rules of the Plan relating to form of benefit payment shall be paid thereafter.

           4.6  PAYMENTS  IN  THE  EVENT  OF  INCAPACITY:  In  the  EVENT  it is
                determined  that  a  Member,  retired  Member  or  other  person entitled to benefits under the Plan, in the judgement of the Committee, is unable to care for his affairs because of illness, accident, or incapacity (either mental or physical), or for any other reason, the Committee shall cause any payment of a benefit or refund of contributions to be paid in the form of a life annuity, payable monthly to a duly appointed guardian, committee, or other legal representative of such person, or, if there is no such legal representative, to his spouse or child or such other object of natural bounty as the Committee may determined, or to such person, persons or institutions as, in the judgement of the Committee, are then maintaining or have custody of such Member, retired Member or other person entitled to benefits.

           4.7  NONFORFEITABILITY  OF BENEFITS:  Except as provided
                ------------------------------
                by the Plan, all Member retirement benefits in pay status and all benefits after attainment of the
                Normal Retirement Age shall be nonforfeitable except in the event of death, which shall result in a forfeiture of all such Member's benefits. These provisions shall have no application to any survivorship annuities, including the Qualified Joint and Survivor Annuity which may be payable by reason of the operation of the rules of this Plan, which benefits shall terminate by reason of the death of the survivor annuitant. All benefits provided by the Plan are personal in nature and shall be payable only to and during the life of the applicable recipient and no other person shall inure to any right therein. For purposes of this Section, "Normal Retirement Age" shall mean the date on which the Member attains age sixty-five
                (65).

           4.8 SPECIAL RULE FOR SMALL PAYMENTS: If a benefit otherwise payable under this Plan is ten dollars ($10.00) or less per month, it shall be paid annually in a lump sum equal to its commuted value.

                Where the present value of any benefit otherwise payable under the Plan, including without limiting the foregoing, any pre-retirement surviving spouse's benefit, does not exceed $3,500 (and payment of the benefit has not commenced) the Committee shall direct the Trustee to distribute the entire present value in one lump sum payment.

                As used herein, "present value" shall mean the value of a benefit determined as of the date of distribution utilizing an interest rate not greater than the interest rate which would be used (as of the date of the distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on Plan termination.

           4.9 A Participant may request at any time to be granted his entire benefit under this Plan in a lump sum form (whether or not he has commenced receiving an annuity under the Plan). An election of a lump sum payment of benefits hereunder must be approved by the Compensation Committee of the Board of Directors at its sole discretion. However, if the Internal Revenue Service determines at any time that a Participant has constructively received, for any reason and under any rationale, the total value of his benefit payable under this Plan, the Participant shall have an absolute right to elect to receive his benefit in a lump sum form without any action required by the Compensation Committee of the Board of Directors.

      V.   DEATH BENEFITS

           5.1 The monthly death benefit payable to the Beneficiary of a Participant, if any, shall be determined in accordance with
                Section 3.1 above assuming that the term "Beneficiary" has been substituted for the term "Participant" each place it appears.

           5.2 Any death benefit payable to the Beneficiary of a Participant under Section 5.1 shall be paid to the Beneficiary in the form of a monthly annuity for the life of the Beneficiary.

      VI.  COST OF THE PLAN

           6.1  The entire cost of benefits and administrative expenses for this
                Plan  shall  be  paid  for  by  the  Company  as  incurred.   No
                contributions by Participants will be permitted or required.


      VII. ADMINISTRATION

           7.1 This Plan shall be administered by the Administrator appointed under the Qualified Plan. In addition, the terms of the Qualified Plan shall govern in situations not specifically provided for herein, but only to the extent such terms are not inconsistent with the provisions and intent of this Plan.

      VIII.GENERAL PROVISIONS

           8.1 This Plan is intended to be a plan maintained by the Company for the purpose of providing deferred compensation to a select group of management or highly compensated employees.

           8.2 This Plan is purely voluntary on the part of the Company. The Company expects and intends to continue the Plan indefinitely, but necessarily reserves the right to amend, alter, suspend or terminate the Plan in whole or in part, at any time.

           8.3 All rights of a Participant or a Beneficiary under this Plan shall be mere unsecured creditors' rights against the Company, with no rights to the assets of the Company (or any trust in which assets are held for purposes of this Plan) superior to that of any other general unsecured creditor.

           8.4 Participant's rights payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. Such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Participants or the Participant's beneficiaries.


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